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                                                                     EXHIBIT 8.1


                                 [LETTERHEAD]


                              September __, 1996


Southpoint Structured Assets, Inc.
50 North Front Street
Memphis, Tennessee 38103

     Re:               Southpoint Structured Assets, Inc.
                       Registration Statement on Form S-3
                          Registration No. 333-09883
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Ladies and Gentlemen:

     We have acted as counsel to Southpoint Structured Assets, Inc., a Delaware corporation (the "Company"), in connection with the preparation and filing with the Securities and Exchange Commission (the "Commission") of the Company's Registration Statement on Form S-3 (Registration No. 333-09883), as amended to the date hereof (the "Registration Statement"), under the Securities Act of 1993, as amended (the "Act"). As described in the Registration Statement, the Company may form a trust or several trusts (each, a "Trust") which may issue various series of Trust Certificates (the "Certificates") (and may issue various classes of Certificates within any given series) pursuant to a Trust Agreement (each, a "Trust Agreement") between the Company and a trustee to be determined. All capitalized terms not otherwise defined herein shall have the meanings ascribed to them in the Registration Statement.

     In so acting, we have examined originals or copies, certified or otherwise identified to our satisfaction, of the Registration Statement, the prospectuses contained therein (each "Base Prospectus" and, together with the accompanying model Prospectus Supplement contained therein and the Registration Statement, the "Prospectus"). In such examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of documents submitted to us as certified or photostatic copies and the authenticity of the originals of such latter documents.

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     Based on the foregoing and subject to the next succeeding paragraph, it is our opinion that the applicable statements contained in the Base Prospectus, under the caption "RISK FACTORS--Tax Considerations" and in the Prospectus Supplement, under the caption "FEDERAL INCOME TAX CONSEQUENCES," insofar as such statements constitute matters of law or legal conclusions and while not purporting to discuss all possible federal income tax consequences of an investment in Certificates, is accurate with respect to those tax consequences which are discussed.

     The foregoing opinion is based on current provisions of the Internal Revenue Code of 1986, the Treasury Regulations promulgated thereunder, published pronouncements of the Internal Revenue Service, and case law, any of which may be changed at any time with retroactive effect. Further, you should be aware that opinions of counsel are not binding on the Internal Revenue Service or the courts. We express no opinion either as to any matters not specifically covered by the foregoing opinion or as to the effect on the matters covered by this opinion of the laws of any other jurisdictions. Additionally, we undertake no obligation to update this opinion in the event there is either a change in the legal authorities, facts, including the taking of any action by any party to any of the transactions described in the Documents pursuant to any opinion of counsel as required by any of the documents relating to such transactions, or documents on which this opinion is based, or an inaccuracy in any of the representations or warranties upon which we have relied in rendering this opinion.


     We hereby consent to the filing of this opinion letter as an Exhibit to the Registration Statement and to the references to our firm under the captions "FEDERAL INCOME TAX CONSEQUENCES" and "LEGAL OPINIONS" in the Prospectus without admitting that we are "experts" within the meaning of the Act, and the rules and regulations thereunder, with respect to any part of the Registration Statement, including this Exhibit. This opinion may not be used for any other purpose and may not otherwise be relied upon by, or disclosed, quoted or referred to, any other person.

                                       Very truly yours,

                                       CHAPMAN AND CUTLER